Exhibit 10.07

      AGREEMENT made and entered into as of this 8th day of January, 1999 by and between MSC INDUSTRIAL DIRECT CO., INC., a New York corporation (the "Corporation"), and DAVID SANDLER, (the "Executive").

                              W I T N E S S E T H:

            WHEREAS, the Executive has been employed by the Corporation in a senior executive capacity and desires to remain in the employ of the Corporation in such capacity; and

            WHEREAS, the Corporation desires to induce the Executive to so remain in the employ of the Corporation.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            First: Inducement Payments: A. Subject to the provisions of paragraph G of this Article FIRST, if a "Change in Control" (as hereinafter defined) shall occur, the Corporation shall pay to the Executive, in cash, the amount of $1,200,000, which amount shall be due and payable thirty (30) days after the occurrence of a Change in Control.

            B. If, within five (5) years after a Change in Control, the Executive's "Circumstances of Employment" (as hereinafter defined) shall have changed, the Executive may terminate his employment by written notice to the Corporation given no later than ninety (90) days following such change in the Executive's Circumstances of Employment. In the event of such termination by the Executive of his employment or if, within five (5) years after a Change in Control, subject to the provisions of paragraph G of this Article FIRST, the Corporation shall terminate the Executive's employment other than for "Cause" (as hereinafter defined), the
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Corporation shall pay to the Executive, within thirty (30) days of such termination, in cash, the "Special Severance Payment" (as hereinafter defined).

            C. A "Change in Control" shall be deemed to occur upon (a) the sale by the Corporation of all or substantially all of its assets to any "person" (as hereinafter defined); (b) the consolidation of the Corporation with any person or the merger of the Corporation with any person as a result of which merger the Corporation is not the surviving entity as a publicly held corporation; or (c) the sale or issuance by the Corporation and/or the Sale by any one or more of its stockholders in one or more transactions, related or unrelated, of the Corporation's voting securities to one or more persons (other than Mitchell Jacobson or Marjorie Gershwind) as a result of which any such person and its "affiliates" (as hereinafter defined) shall possess more than 50% of the combined voting power of the Corporation's then outstanding securities. As used herein, a "person" shall mean any individual, partnership, firm, trust, corporation or similar entity, and an "affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, any other person.

            D. The Executive's "Circumstances of Employment" shall have changed if there shall have occurred any of the following events: (a) a material reduction or change in the Executive's employment duties or reporting responsibilities; (b) a reduction in the annual base salary made available by the Corporation to the Executive from the annual base salary in effect immediately prior to a Change in Control; or (c) a material diminution in the Executive's status, working conditions or other economic benefits from those in effect immediately prior to a Change in Control.


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            E. "Cause" shall mean a good faith determination by the Board of
Directors of the Corporation that the termination of the employment by the Corporation of the Executive is necessary by reason of (i) the commission by the Executive of any act which, if successfully prosecuted by the appropriate authorities, would constitute a felony under Federal or state law, unless the Executive performed the acts underlying such felony in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Corporation; (ii) the Executive's embezzlement or intentional misappropriation of any property of the Corporation; or (iii) the Executive's having divulged, furnished or made accessible to anyone other than the Corporation, its directors, officers, employees, auditors and legal advisors, otherwise than in the regular course of business of the Corporation, any confidential information or knowledge relating to the customers, employees, operations, financial condition, revenues or projections of the Corporation, other than information in the public domain.

            F. The "Special Severance Payment" shall mean a lump sum payment equal to the difference between (a) the sum of (i) the product of five and the annual base salary in effect immediately prior to a change in the Executive's Circumstances of Employment or the termination other than for Cause of the Executive's employment by the Corporation, as the case may be, and (ii) the product of five and the largest annual bonus paid to or accrued with respect to the Executive by the Corporation during the three fiscal years immediately preceding the termination of the Executive's employment and (b) the aggregate of all base salary and bonus amounts paid to the Executive by the Corporation during the period commencing upon a Change in Control and ending on the date of termination of the Executive's employment.

            G. Notwithstanding any other provision of this Agreement, the Executive agrees that no amount shall be payable by the Corporation to the Executive hereunder if the


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payment of all or any part of such amount shall restrict of otherwise impair, as determined by the Corporation in its sole discretion, the ability of the Corporation to utilize the "pooling of interests" method of accounting, as such term is understood under generally accepted accounting principles.

            Second: Tax Indemnification. A. In the event that, as a result of any of the payments or other consideration provided for or contemplated by Article FIRST of this Agreement or otherwise, a tax (an "Excise Tax") shall be imposed upon the Executive or threatened to be imposed upon the Executive by virtue of the application of Section 4999(a) of the Internal Revenue Code of 1986, as now in effect or as the same may at any time or from time to time be amended (the "Code"), or the application of any similar provisions of state or local tax law, the Corporation shall indemnify and hold the Executive harmless from and against all such taxes (including additions to tax, penalties and interest and additional Excise Taxes, whether applicable to payments pursuant to the provisions of this Agreement or otherwise) incurred by, or imposed upon, the Executive and all expenses arising therefrom.

            B. Each indemnity payment to be made by the Corporation pursuant to part A of this Article SECOND shall be increased by the amount of all Federal, state and local tax liabilities (including additions to tax, payroll taxes, penalties and interest and Excise Tax) incurred by, or imposed upon, the Executive so that the effect of receiving all such indemnity payments will be that the Executive shall be held harmless on an after-tax basis from the amount of all Excise Taxes imposed upon payments made to the Executive by the Corporation pursuant to this Agreement, it being the intent of the parties that the Executive shall not incur any out-of-pocket costs or expenses of any kind or nature on account of the Excise Tax and the receipt of the indemnity payments to be made by the Corporation pursuant hereto.


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            C. Each indemnity payment to be made to the Executive pursuant to this Article SECOND shall be payable within fifteen (15) business days of delivery of a written request (a "Request") for such payment to the Corporation (which request may be made prior to the time the Executive is required to file a tax return showing a liability for an Excise Tax or other tax). A Request shall set forth the amount of the indemnity payment due to the Executive and the manner in which such amount was calculated, and the Executive shall thereafter submit such other evidence of the indemnity to which the Executive is entitled as the Corporation shall reasonably request. All such information shall, if the Corporation shall request, be set forth in a statement signed by a nationally recognized accounting firm or a partner thereof and the Corporation shall pay all fees and expenses of such accounting firm incurred in the preparation thereof.

            D. The Executive agrees to notify the Corporation (i) within fifteen
(15) business days of being informed by a representative of the Internal Revenue Service (the "Service") or any state or local taxing authority that the Service or such authority intends to assert that an Excise Tax is or may be payable,
(ii) within fifteen (15) business days of the Executive's receipt of a revenue agent's report (or similar document) notifying the Executive that an Excise Tax may be imposed and (iii) within fifteen (15) business days of the Executive's receipt of a Notice of Deficiency under Section 6212 of the Code or similar provision under state or local law which is based in whole or in part upon an Excise Tax and/or a payment made to the Executive pursuant to this Article SECOND.

            E. After receiving any of the aforementioned notices, and subject to the Executive's right to control any and all administrative and judicial proceedings with respect to, or arising out of, the examination or the Executive's tax returns, except as such proceedings


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relate to an Excise Tax, the Corporation shall have the right (i) to examine all records, files and other information and documentation in the Executive's possession or under the Executive's control, (ii) to be present and to participate, to the extent desired, in all administrative and judicial proceedings with respect to an Excise Tax, including the right to appear and act for the Executive at such proceedings in resisting any contentions made by the Service or a state or local taxing authority with respect to an Excise Tax and to file any and all written responses in connection therewith, (iii) to forego any and all administrative appeals, proceedings, hearings and conferences with the Service or a state or local taxing authority with respect to an Excise Tax on the Executive's behalf, and (iv) to pay any tax increase on the Executive's behalf and to control all administrative and judicial proceedings with respect to a claim for refund from the Service or state or local taxing authority with respect to such tax increase.

            F. The Corporation shall be solely responsible for all reasonable legal and accounting or other expenses (whether of the Executive's representative or the representative of the Corporation) incurred in connection with any such administrative or judicial proceedings insofar as they relate to an Excise Tax or other tax increases resulting therefrom and the Executive agrees to execute and file, or cause to be executed and filed, such instruments and documents, including, without limitation, waivers, consents and Powers of Attorneys, as the Corporation shall reasonably deem necessary or desirable in order to enable it to exercise the rights granted to it pursuant to part E of this Article SECOND.

            G. The liability of the Corporation shall not be affected by the Executive's failure to give any notice provided for in this Article SECOND unless such failure materially prejudices the Corporation's ability to effectively resist any contentions made by the Service or a state or local taxing authority. The Executive may not compromise or settle a claim which he is


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indemnified against hereunder without the consent of the Corporation, unless the
Executive can establish by a preponderance of the evidence that the decision of the Corporation was not made in the good faith belief that a materially more favorable result could be obtained by continuing to defend against the claim (or prosecute a claim for refund).

            Third: At Will Employment. Nothing in this Agreement shall confer upon the Executive the right to remain in the employ of the Corporation, it being understood and agreed that (a) the Executive is an employee at will and serves at the pleasure of the Corporation at such compensation as the Corporation shall determine from time to time and (b) the Corporation shall have the right to terminate the Executive's employment at any time, with or without Cause. In the event of any such termination prior to the occurrence of a Change in Control, no amount shall be payable by the Corporation to the Executive pursuant to Article FIRST hereof.

            Fourth: Costs of Enforcement. In the event that the Executive incurs any costs or expenses, including attorneys' fees, in the enforcement of his rights under this Agreement then, unless the Corporation is wholly successful in defending against the enforcement of such rights, the Corporation shall promptly pay to the Executive all such costs and expenses.

            Fifth: Notices. All notices hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, if intended for the Corporation shall be addressed to it, attention of its President, 75 Maxess Road, Melville, New York 11747 or at such other address of which the Corporation shall have given notice to the Executive in the manner herein provided; and if intended for the Executive, shall be mailed to him at the address of the


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Executive first set forth above or at such other address of which the Executive shall have given notice to the Corporation in the manner herein provided.

            Sixth: Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the matters referred to herein, and no waiver of or modification to the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. All prior and contemporaneous agreements and understandings with respect to the subject matter of this Agreement are hereby terminated and superseded by this Agreement.

            Seventh: Withholding. The Corporation shall be entitled to withhold from amounts payable to the Executive hereunder-such amounts as may be required by applicable law.

            Eighth: Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, personal representatives, successors and assigns.


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            Ninth: Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   MSC INDUSTRIAL DIRECT CO., INC.


                                   By: /s/ Mitchell Jacobson
                                       ---------------------------------------
                                       Name:  Mitchell Jacobson
                                       Title: President


                                       ---------------------------------------
                                       /s/ David Sandler

                                       ---------------------------------------
                                       DAVID SANDLER


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